UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2007

BIO SOLUTIONS MANUFACTURING, INC.
(Exact name of registrant as specified in its charter)

New York	0-32131	16-1576984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4440 Arville Street, Suite 6, Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 222-9532

_________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On October 22, 2007, Bio Solutions Manufacturing, Inc. (the “Company”), its wholly owned subsidiary Bio Solutions Production, Inc. (“BSP”), David S. Bennett, the Company’s President and Chief Executive Officer (“Bennett”), and Patricia M. Spreitzer, the Company’s Treasurer and Secretary (“Spreitzer”) (collectively, the “BSLM Parties”), and Tarun Mendiratta (“Mendiratta”) entered into a settlement agreement and general release (the “Settlement Agreement”) with Bio Solutions Franchise Corp. (“BSFC”), Innovative Industries, Bio Solutions of Louisiana, Environmental Services of Mississippi, Wade’s Farm, Wayne Wade, Louis Elwell, III, Sabrina Baio, and Amanda Best (collectively, the “BSFC Parties”).

The Settlement Agreement was entered into in connection with a complaint filed in June 2007 by Wade against the Company in the United States District Court for the Southern District of Mississippi. The complaint alleged breach of contract. In July 2007, the Company and BSP filed a counterclaim against the BSFC Parties, seeking damages, injunctive, and declaratory relief. In September, 2007, the BSFC Parties filed a counterclaim and third-party complaint against the BSLM Parties and Mendiratta, seeking damages, injunctive, and declaratory relief. The foregoing narrative description is referred to herein as the “Litigation.”

Under the terms of the Settlement Agreement, the BSLM Parties and the BSFC Parties have agreed to full and complete settlement and general release of all claims asserted by the parties regarding the subject matter of the Litigation. In consideration for this settlement of claims, the Company and BSP (i) sold certain assets comprised of tangible personal property, including equipment, furniture, fixtures, and inventory, to the BSFC Parties, (ii) granted BSFC a perpetual, royalty free license to make, use, and sell cleaning and waste removal products based on BSP’s proprietary formulations; (iii) procured the transfer of 100,000 shares of BSFC common stock held by the President of Bio Extraction Services, Inc., a wholly owned subsidiary of the Company (“BESI”), (iv) procured the waiver/cancellation from the President of BESI of his right to receive an additional 100,000 shares of BSFC common stock; (v) procured the issuance of a limited recourse promissory note by the President of BESI in the amount of twenty five thousand dollars ($25,000) to the BSFC Group; and (vi) issued a full recourse guarantee of this promissory note. In consideration of the foregoing, BSLM shall receive 8,826,809 shares of the Company’s common stock currently held by the BSFC Parties within sixty (60) days from the date of the Settlement Agreement.

Under the Settlement Agreement, all prior agreements between the BSLM Parties, on the one hand, and the BSFC Parties, on the other hand, were cancelled, terminated, and held for naught in their entirety, and all rights, liabilities, and obligations of the parties under such prior agreements were extinguished in their entirety.

Item 1.02  Termination of a Material Definitive Agreement.

The description in Item 1.01 above is incorporated herein by reference in its entirety.

Section 2 - Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

The description in Item 1.01 above is incorporated herein by reference in its entirety.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description in Item 1.01 above is incorporated herein by reference in its entirety.

Item 2.05  Costs Associated with Exit or Disposal Activities.

The description in Item 1.01 above is incorporated herein by reference in its entirety.

Item 2.06  Material Impairments.

The description in Item 1.01 above is incorporated herein by reference in its entirety.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

99.1	Press release dated October 24, 2007 entitled, “Bio Solutions Manufacturing Settles Lawsuit with Bio Solutions Franchise Corporation and Others.”

Exhibit 99.1 to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in Exhibit 99.1 to this report shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO SOLUTIONS MANUFACTURING, INC. (Registrant)

Date: October 24, 2007	By:	/s/ David S. Bennett
David S. Bennett, President